UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2020
Facebook, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road, Menlo Park, California 94025
(Address of principal executive offices and Zip Code)

(650) 543-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000006 par value	FB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 23, 2020, Jeffrey D. Zients informed Facebook, Inc. (the "Company") that he will not stand for re-election to the Board of Directors of the Company (the "Board") at the Company's 2020 Annual Meeting of Stockholders (the "Annual Meeting") in order to devote more time to his business and other professional interests. Mr. Zients will continue to serve as a director until the date of the Annual Meeting.

(d) On March 25, 2020, the Board appointed Robert M. Kimmitt as a member of the Board, effective March 26, 2020. In addition, the independent members of the Board have appointed Mr. Kimmitt as Lead Independent Director of the Board. A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this report. As of the time of this filing, the Board has not made a final determination regarding the committees of the Board, if any, to which Mr. Kimmitt will be appointed. Mr. Kimmitt will receive an annual cash retainer fee of $150,000 for service as Lead Independent Director, which will be prorated for his period of service in 2020. Mr. Kimmitt will otherwise receive compensation similar to the amounts and forms paid to other non-employee members of the Board as described in the Company's Proxy Statement for the 2019 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 12, 2019.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated March 26, 2020
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date:	March 26, 2020	By:	/s/ David Kling
Name: David Kling
Title: Vice President, Deputy General Counsel and Secretary